Exhibit 2.1 Agreement and Plan of Acquisition


________________________________________________________________________________
               ACQUISITION OF VIGLIANT NETWORK TECHNOLOGIES, INC.
                                       by
                          MANAKOA SERVICES CORPORATION
________________________________________________________________________________

                        AGREEMENT AND PLAN OF ACQUISITION


     This Agreement and Plan of Acquisition (Agreement) is entered into by and between Vigilant Network Technologies, Inc., a Florida corporation, (VNTI), UTEK CORPORATION, a Delaware corporation, (UTEK), and MANAKOA SERVICES CORPORATION, a Nevada corporation, (Manakoa Services)

     WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of VNTI (VNTI Shares); and

     WHEREAS, before the Closing Date, VNTI will acquire the license for the fields of use as described in the License Agreement and Work For Others Agreement as described and which are attached hereto as part of Exhibit A and made a part of this Agreement (License Agreement) and the rights to develop and market a patented and proprietary technology for the fields of uses specified in the License Agreement (Technology).

WHEREAS, the parties desire to provide for the terms and conditions upon which VNTI will be acquired by Manakoa Services in a stock-for-stock exchange (Acquisition) in accordance with the respective corporation laws of their state, upon consummation of which all VNTI Shares will be owned by Manakoa Services, and all issued and outstanding VNTI Shares will be exchanged for common stock of Manakoa Services with terms and conditions as set forth more fully in this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (Code).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:


                                    ARTICLE 1

                         THE STOCK-FOR-STOCK ACQUISITION

     1.01 The Acquisition

     (a) Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all VNTI Shares shall be acquired from UTEK by Manakoa Services in accordance with the respective corporation laws of their state and the provisions of this Agreement and the separate corporate existence of VNTI, as a wholly-owned subsidiary of Manakoa Services, shall continue after the closing.

     (b) Effective Date. The Acquisition shall become effective (Effective Date) upon the execution of this Agreement and closing of the transaction.

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

     1.02 Exchange of Stock. At the Effective Date, by virtue of the Acquisition, all of the VNTI Shares that are issued and outstanding at the Effective Date shall be exchanged for 5,365,854 unregistered shares of common stock of Manakoa Services (Manakoa Services Shares) ( to be adjusted to a value of $2,200,000 based on the closing stock price of MKOS on the day of execution of this agreement which is $.41 per share), which by agreement of the shareholders of VNTI shall be issued as follows:

       Shareholder                   Number of Manakoa Services Shares
--------------------------  -------------------------------------------
     UTEK Corporation                         5,365,854

     1.03 Effect of Acquisition.

     (a) Rights in VNTI Cease. At and after the Effective Date, the holder of each certificate of common stock of VNTI shall cease to have any rights as a shareholder of VNTI.

     (b) Closure of VNTI Shares Records. From and after the Effective Date, the stock transfer books of VNTI shall be closed, and there shall be no further registration of stock transfers on the records of VNTI.

     1.04 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place June 30th, 2004.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.01 Representations and Warranties of UTEK and VNTI. UTEK and VNTI represent and warrant to Manakoa Services that the facts set forth below are true and correct:

     (a) Organization. VNTI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of VNTI have been provided to Manakoa Services and such documents are presently in effect and have not been amended or modified.

     (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of VNTI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and VNTI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c) Capitalization. The authorized capital of VNTI consists of 1,000,000 shares of common stock with a par value $.01 per share. At the date of this Agreement, 1,000 VNTI Shares are issued and outstanding as follows:


       Shareholder                    Number of VNTI Shares
--------------------------  -------------------------------------------
    UTEK Corporation                          1000

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

All issued and outstanding VNTI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. VNTI is not authorized to issue any preferred stock. All dividends on VNTI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring VNTI to issue any VNTI Shares or securities convertible into VNTI Shares to anyone for any reason whatsoever. None of the VNTI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which VNTI or UTEK is a party and will not create a default under any such obligation or under any agreement to which VNTI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of VNTI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of VNTI and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of VNTI.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by VNTI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, VNTI or UTEK's articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which VNTI or UTEK is a party or by which VNTI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by VNTI and UTEK or performance of the obligations of VNTI and UTEK hereunder or under any other agreement to which VNTI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to VNTI or its assets or business.

     (h) Title to Assets. VNTI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of VNTI. VNTI has or will by Closing Date have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

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

     (i) Intellectual Property.

          (1) Los Alamos  National  Laboratory,  Operated by the  University  of
     California for the National Nuclear Security Administration of the US Department of Energy. (LANL) owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Inventions listed in Exhibit A hereto.

          (2)  The  License   Agreement  between  LANL  and  VNTI  covering  the
     Inventions is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

          (3) Except as otherwise set forth in this Agreement, Manakoa Services acknowledges and understands that VNTI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties, and

          (4) Except as otherwise expressly set forth in this Agreement, VNTI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

     (j) Liabilities of VNTI. VNTI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

     (k) Financial Statements. The unaudited financial statements of VNTI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly VNTI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. VNTI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of VNTI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to VNTI or UTEK that would prevent the financial statements of VNTI from being audited in accordance with generally accepted accounting principles.

     (l) Taxes. All returns, reports, statements and other similar filings required to be filed by VNTI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of VNTI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from VNTI by any taxing authority, have been properly paid, except to the extent reflected on VNTI's financial statements, where VNTI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. VNTI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is


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

(l) Taxes - continued

VNTI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. VNTI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. VNTI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon VNTI. VNTI is not and has never been a party to any tax sharing agreements with any other person or entity.

     (m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, VNTI has not, and without the written consent of Manakoa Services, it will not have:

          (1) Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

          (2) Amended or terminated the License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

          (3) Suffered any damage, destruction or loss whether or not in control of VNTI;

          (4) Made any commitments or agreements for capital expenditures or otherwise;

          (5) Entered into any transaction or made any commitment not disclosed to Manakoa Services;

          (6) Incurred any material obligation or liability for borrowed money;

          (7) Suffered any other event of any character,  which is reasonable to
     expect,   would  adversely  affect  the  future  condition   (financial  or
     otherwise) assets or liabilities or business of VNTI; or

          (8) Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by VNTI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

     (n) Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between VNTI and a third party. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound (Contracts), has been provided to Manakoa Services and such agreements are or will be at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of VNTI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. VNTI is not in default of any of the Contracts. In addition:

          (1) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to VNTI; and

          (2) There are no outstanding operating agreements, lease agreements or similar agreements by which VNTI is bound; and

          (3) The complete final drafts of the License Agreement have has been provided to Manakoa Services; and

          (4) Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

          (5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of VNTI's property; and

          (6) There are no breaches of any agreement to which VNTI is a party.

     (o) Compliance with Laws. VNTI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of VNTI or UTEK, threatened against VNTI, the Technology, or Patent License Agreement, affecting its assets or business (financial or otherwise), and neither VNTI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of VNTI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of VNTI or the transactions contemplated.

     (q) Employees. VNTI has no and never had any employees. VNTI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. VNTI is not in violation of any law, regulation relating to employment of employees.

     (r) Adverse Effect. Neither VNTI nor UTEK has any knowledge of any or threatened existing occurrence, action or development that could cause a material adverse effect on VNTI or its business, assets or condition (financial or otherwise) or prospects.

     (s) Employee Benefit Plans. VNTI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

     (t) Books and Records. The books and records of VNTI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

     (u) No Broker's Fees. Neither UTEK nor VNTI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

     (v) Full Disclosure. All representations or warranties of UTEK and VNTI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.


     2.02 Representations and Warranties of Manakoa Services. Manakoa Services represents and warrants to UTEK and VNTI that the facts set forth are true and correct.

     (a) Organization. Manakoa Services is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of Manakoa Services; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c) Capitalization. The authorized capital of Manakoa Services consists of 200,000,000 (Two Hundred Million) shares of common stock with a par value $0.001 per share (Manakoa Services Common Shares) and on the Effective Date of the Acquisition, _______________ ( ) Manakoa Services Shares (which will include the _______________ ( ) Manakoa Services Shares issued at the closing of the Acquisition) will be issued and outstanding. All issued and outstanding Manakoa Services Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

     (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which Manakoa Services is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of Manakoa Services, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

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

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of Manakoa Services.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by Manakoa Services with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (g) Consents. Assuming the correctness of UTEK and VNTI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to Manakoa Services or its assets or business.

     (h) Financial Statements. The unaudited financial statements of Manakoa Services attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. Manakoa Services has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of Manakoa Services except as specifically set forth in the Manakoa Services financial statements.

     (i) Full Disclosure. All representations or warranties of Manakoa Services are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

     (j) Compliance with Laws. Manakoa Services is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of Manakoa Services, threatened against Manakoa Services materially affecting its assets or business (financial or otherwise), and Manakoa Services is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or


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(k)   Litigation - continued

proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. Manakoa Services has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on Manakoa Services or its business, assets or condition (financial or otherwise) or prospects.

     (l) Development. Manakoa Services agrees and warrants that it has the expertise necessary to and has had the opportunity to independently evaluate the inventions of the Licensed Patents and develop same for the market.


     2.03 Investment Representations of UTEK. UTEK represents and warrants to Manakoa Services that:

     (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in Manakoa Services Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in Manakoa Services Shares, including the risk of a total loss of the investment in Manakoa Services Shares. The acquisition of Manakoa Services Shares is for its own account and is for investment and not with a view to the distribution of this Agreement. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to Manakoa Services is true and correct. It has conducted all investigations and due diligence concerning Manakoa Services to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of Manakoa Services concerning Manakoa Services Shares and the business and financial condition of and prospects for Manakoa Services, and the officers and directors of Manakoa Services have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor, as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (b) Stock Transfer Restrictions. UTEK acknowledges that the Manakoa Services Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the Manakoa Services Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing Manakoa Services
Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS
OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     (c) Legend. Manakoa Services agrees to and shall direct its transfer agent to remove the above legend and the legend from all Manakoa Services shares held by UTEK within 120 days of the execution of this Agreement. Manakoa Services agrees to and promptly shall provide any information requested by UTEK or UTEK's counsel and to make sure further direction to its transfer agent as necessary for such issuance of an opinion regarding removal of the legend or the sale of such restricted shares under Section 144 or other available exemption from registration.


                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

     3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

     3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

     3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

     3.04 Covenants. Except as permitted in writing, each party agrees that it will:

     (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

     (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

     (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.


                                    ARTICLE 4
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

     4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

     4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

     4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the VNTI Shares or the right of VNTI or UTEK to consummate the Acquisition contemplated hereunder.

     4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

     4.05. The Technology and Intellectual Property has been prosecuted in good faith with reasonable diligence.

     4.06. To the best knowledge of UTEK and VNTI, the License Agreement and the Work for Others Agreement are valid and in full force and effect without any default in this Agreement.

     4.07. Manakoa Services shall have received, at or within 5 days of Closing Date, each of the following:


     (a) the stock certificates representing the VNTI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

     (b) all documentation relating to VNTI's business, all in a form and substance satisfactory to Manakoa Services;

     (c) such agreements, files and other data and documents pertaining to VNTI's business as Manakoa Services may reasonably request;

     (d) copies of the general ledgers and books of account of VNTI, and all federal, state and local income, franchise, property and other tax returns filed by VNTI since the inception of VNTI;

     (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of VNTI in Florida;

     (f) the original corporate minute books of VNTI, including the articles of incorporation and bylaws of VNTI, and all other documents filed in this Agreement;

     (g) all consents, assignments or related documents of conveyance to give Manakoa Services the benefit of the transactions contemplated hereunder;

     (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of Manakoa Services and VNTI, and

     (i) such other documents, instruments or certificates as Manakoa Services, or their counsel may reasonably request.


     4.08. Manakoa Services shall have completed due diligence investigation of VNTI to Manakoa Service's satisfaction in their sole discretion.

     4.09. Manakoa Services shall receive the resignation effective the Closing Date of each director and officer of VNTI.

                                    ARTICLE 5
                           Indemnification and Liability Limitation


     5.01. Survival of Representations and Warranties.

     (a) The representations and warranties made by UTEK and VNTI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     (b) The representations and warranties made by Manakoa Services shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     5.02 Limitations on Liability. Manakoa Services agrees that UTEK shall not be liable under this agreement to Manakoa Services or their respective successor's, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind. Manakoa Services shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses ("Losses"), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

     5.03 Indemnification. Manakoa Services agrees to indemnify and hold harmless UTEK and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, independent contactors and employees (collectively "Indemnified Persons") from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses and costs of investigation) arising out of or relating to matters or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

     (a) Limitation of Liability. Manakoa Services agrees that no Indemnified Person shall have any liability as a result of the execution and delivery of this Agreement, or other matters relating to or arising from this Agreement, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted. Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind. In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this Agreement.

                                    ARTICLE 6
                                    REMEDIES

     6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

     6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


                                    ARTICLE 7
                                   ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Tampa, Florida. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by Manakoa Services, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.


                                    ARTICLE 8
                                  MISCELLANEOUS

     8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

     8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

     8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

     8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

     8.06. Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

     8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     8.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

     8.09 Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.


                       (Signatures on the following page)


MANAKOA SERVICES CORPORATION        VIGLIANT NETWORK TECHNOLOGIES, INC.


By:___________________________              By:____________________________
     Jim Katzaroff,                                       Joel Edelson
     President                                            President


   Address:                                      Address:
   7203 W Deschutes Avenue                       202 South Wheeler Street
   Suite B                                       Plant City, Florida 33563
   Kennewick, WA 99336


    Date: _________________________         Date: _________________________


UTEK CORPORATION


By:___________________________
     Clifford M. Gross, Ph.D.
     Chief Executive Officer

      Address:
      202 South Wheeler Street
      Plant City, Florida 33563

Date: _________________________

                                    EXHIBIT A

               Outstanding Agreements from Los Alamos National Laboratory, Operated by the University of California for the National Nuclear
         Security Administration of the US Department of Energy. (LANL)


               1)   License Agreement

               2)   Work for Others Agreement

                                    EXHIBIT B

                       VIGLIANT NETWORK TECHNOLOGIES, Inc.

                           Financial Statements as of

                                    EXHIBIT C





                          Manakoa Services Corporation


                                   FORM 10-QSB

             QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                     Including Audited Financial Statements
                   For the fiscal quarter ended March 31, 2005